Exhibit 4c



                            SENECA FOODS CORPORATION
                           1162 Pittsford-Victor Road
                            Pittsford, New York 14534


                            As of September 26, 1997



To Each Purchaser Listed
on Annex I Attached Hereto


Ladies and Gentlemen:

         The undersigned, Seneca Foods Corporation, a New York corporation (herein called the "COMPANY"), hereby agrees with each of the Purchasers as follows:

         1.       THE NOTES.

         1A. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its senior promissory notes in the aggregate principal amount of $15,000,000, to be dated the date of issue thereof, to mature September 26, 2004, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 9.17% per annum and on overdue payments at the rate specified therein, and, in each case, to be substantially in the form of Exhibit A attached hereto. The term "NOTE" or "NOTES" as used herein shall include each such senior promissory note delivered pursuant to any provision of this Agreement and each such senior promissory note delivered in substitution or exchange for any other Note pursuant to any such provision.

         1B. SECURITY FOR THE NOTES. The Notes are to be secured by, and to have the benefit of, a pledge of and grant of a first priority security interest in the Collateral under and pursuant to the Pledge Agreement.

         2. PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Company one or more Notes in the aggregate principal amount specified in the Purchaser Schedule hereto at 100% of such aggregate principal amount. The Company will deliver to each Purchaser, at the offices of King & Spalding, New York, New York, one or more Notes registered in such Purchaser's name, evidencing the principal amount of Notes to be purchased by such Purchaser and in the denomination or denominations specified in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account #000-029-134-4 at The Chase Manhattan Bank, Rochester, New York, ABA #021-000-021 on the date of closing, which shall be September 26, 1997 or any other date on or before September 26, 1997 upon which the Company and the Purchasers may mutually agree (herein called the "CLOSING" or the "DATE OF CLOSING").

         3. CONDITIONS PRECEDENT. The obligation of the Purchasers to enter into, execute and deliver this Agreement and purchase the Notes as described in paragraph 2 is subject to the satisfaction, on or before the Date of Closing, of the following conditions, as determined in sole judgment of the Purchasers:

         3A.      RELATED DOCUMENTS.  Each Purchaser shall have received each of the following documents duly executed and delivered by the parties thereto:

                  (i)      Amendment No. 2 to Pledge Agreement;

                  (ii)     Pillsbury Acknowledgment;

                  (iii)    the Subordination Letter; and

                  (iv)     Intercreditor Agreement.

Each of the foregoing agreements shall be in full force and effect on the Date of Closing and each party thereto shall be in full compliance with its obligations thereunder.

         3B. OPINION OF PURCHASER'S SPECIAL COUNSEL. Each Purchaser shall have received from King & Spalding, who are acting as special counsel for the Purchasers in connection with this transaction, a favorable opinion satisfactory to the Purchasers as to such matters incident to the matters herein contemplated as the Purchasers may reasonably request.

         3C. OPINIONS OF COUNSEL. Each Purchaser shall have received from (i) Jaeckle Fleischmann & Mugel, LLP, counsel to the Company, a favorable opinion in form and content satisfactory to the Purchasers and in substantially the form of Exhibit B hereto, (ii) a reliance letter in connection with the opinions of (x) Dorsey & Whitney, delivered in connection with the 1995 Note Agreement and (y) the General Counsel of Pillsbury and the Senior Entity, delivered in connection with the 1995 Note Agreement.

         3D. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 8 shall be true on and as of the Date of Closing, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the Date of Closing no Event of Default or Default; and the Company shall have delivered to each Purchaser a certificate of a Principal Officer, dated the Date of Closing, regarding the foregoing.

         3E. PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Notes to be purchased on the Date of Closing on the terms and conditions herein provided (including the use of the proceeds of such Notes) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax (other than any tax on income earned), penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation. The Notes shall on the Date of Closing qualify as a legal investment for such Purchaser under applicable insurance law (without regard to any "basket" or "leeway provisions"), and such acquisition shall not subject such Purchaser to any penalty or other onerous condition contained in or pursuant to any such law or regulation. Such Purchaser shall have received such certificates or other evidence as such Purchaser may request to establish compliance with this condition.

         3F. PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to the Purchasers, and each Purchaser shall have received all such counterpart originals or certified or other copies of such documents as a Purchaser may reasonably request. In this connection, the Company shall deliver to each Purchaser:

                  (i) copies of the  certificate  or articles  of  incorporation
         (certified as of a recent date by the Secretary of the State of its incorporation) and its by-laws (certified by its Secretary) as in effect on the Date of Closing;

                  (ii) certified copies (certified by its Secretary) of all corporate action taken by it to authorize the execution, delivery and performance of any Related Document to which it is a party; and

                  (iii) certificates of incumbency and specimen signatures with respect to each of its officers who are authorized to execute and deliver any Related Document to which it is a party.

         3G.      CERTIFICATES OF GOOD STANDING/QUALIFICATION TO DO BUSINESS.
Each Purchaser shall have received a good standing certificate issued by the Secretary of State of the State of incorporation of the Company and its Subsidiaries (other than Seneca Foods International, Ltd.), as the case may be, and certificates of qualification to do business as a foreign corporation in jurisdictions specified in Schedule 3G, each dated as of a date not more than thirty days prior to Closing.

         3H. NO MATERIAL ADVERSE CHANGE. Each Purchaser shall have received a certificate from a Principal Officer of the Company dated the Date of Closing to the effect that no material adverse change in the financial condition, business, operations or prospects of the Company or its Subsidiaries has occurred since March 31, 1996.

         3I. PRIVATE PLACEMENT NUMBERS. The Company shall have obtained or caused to be obtained private placement numbers for the Notes from the CUSIP Service Bureau of Standard & Poor's and each Purchaser shall have been informed of such private placement numbers.

         3J. PERFECTION OF LIENS. All actions necessary to perfect the Liens of the Collateral Agent in the Collateral (including, without limitation, the filing of appropriate financing statements and the recording of all appropriate documents with public officials) shall have been taken in accordance with the terms and provisions of the Pledge Agreement and confirmation thereof received by each Purchaser. The Liens of the Collateral Agent in the Collateral shall be valid, enforceable and perfected and the Collateral shall be subject to no other Liens not otherwise acceptable to each Purchaser.

         3K. PILLSBURY AGREEMENTS. Each Purchaser shall have received a true, correct and duly authorized and executed copy of each of the Pillsbury Agreements and each other principal document between Pillsbury and the Company, including all schedules and exhibits thereto and side letters, if any, affecting the terms thereof or delivered in connection therewith, together with all amendments and waivers thereto, accompanied by a certificate of a Principal Officer dated the Date of Closing of the Company to such effect. No material provision of any of the foregoing agreements shall have been amended, supplemented or otherwise modified or waived without the prior written consent of each Purchaser.

         3L. MATERIAL AGREEMENTS. Each Purchaser shall have received a true, correct and duly executed copy of each of the Material Agreements specified on
Schedule 3L, including all schedules and exhibits thereto and side letters, if any, affecting the terms thereof or delivered in connection therewith, together with all amendments and waivers thereto and any documents, instruments or certificates executed and delivered in connection therewith accompanied by a certificate of a Principal Officer dated the Date of Closing of the Company to such effect.

         3M. EXPENSES. All of the reasonable fees and disbursements of each Purchaser (including without limitation special counsel to the Purchasers) shall have been paid in full.

         3N. OTHER DOCUMENTS. Each Purchaser shall have received such other certificates, legal opinions and documents as such Purchaser or special counsel to the Purchasers may reasonably request, all in form and substance reasonably satisfactory to each Purchaser.

         4. PREPAYMENTS. The Notes shall be subject to prepayment with respect to the required prepayments specified in paragraph 4A, as applicable, and the optional prepayments permitted by paragraph 4B.

         4A. REQUIRED PREPAYMENTS. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without premium, the sum opposite the dates set forth below on such dates:

                   $3,000,000                     September 26, 2000
                   $3,000,000                     September 26, 2001
                   $3,000,000                     September 26, 2002
                   $3,000,000                     September 26, 2003

and such principal amounts of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. The remaining $3,000,000 principal amount of the Notes, together with interest accrued thereon, shall become due on the maturity date of the Notes on September 26, 2004.

         4B. OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in multiples of $250,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note. Any partial prepayment of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates. Any prepayment made by the Company pursuant to any other provision of this paragraph 4, shall not reduce or otherwise effect its obligations to make any prepayment required by paragraph 4A.

         4C. NOTICE OF OPTIONAL PREPAYMENT. The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4B not less than 10 Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the

Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date.

         4D. PARTIAL PAYMENTS PRO RATA. Upon any partial prepayment of the Notes, the principal amount so prepaid shall be allocated to all Notes having the same maturity date, interest rate and payment terms (all Notes in any such issue being referred to as the "SERIES NOTES") at the time outstanding (including, for the purpose of this paragraph 4D only, all such Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph
4A) in proportion to the respective outstanding principal amounts of such Series Notes. All prepayments of the Notes and any other payments on account of the Notes or hereunder or any other Related Document shall be made not later than 12:00 noon, Eastern time, on the date when due.

         4E. RETIREMENT OF NOTES. The Company shall not and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment in accordance with paragraphs 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire directly or indirectly, any Series Note held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Series Notes held by each other holder of such Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

         4F. CHANGE IN CONTROL. If within 30 Business Days of the date on which a Significant Holder has knowledge that a Change of Control Event has occurred a Purchaser shall request that the Company prepay in full the Notes held by such Purchaser, the Company shall pay within 10 Business Days of such request to such Purchaser an amount equal to the aggregate outstanding principal amount of such Notes, together with interest thereon to the prepayment date and Yield-Maintenance Amount, if any, with respect thereto. Each Purchaser may at any time by notice in writing to the Company (subject to the following proviso) irrevocably relinquish its right (but not the right of any subsequent holder) to request the repurchase of its Notes under this paragraph 4F, provided that such relinquishment shall automatically become ineffective upon receipt by the Company of a request from any other holder of any Notes for the repurchase of such Notes in accordance with this paragraph 4F. Upon receipt by the Company of such a request for repurchase, the Company shall provide, within 5 Business Days, notice of such request to the Purchasers, including any Purchaser that has irrevocably relinquished the right to request repurchase under this Paragraph 4F.

         4G. PILLSBURY PAYMENTS. If a Termination Event (as defined in the Pledge Agreement) shall occur, the Company shall prepay the Notes in an amount equal to each Purchaser's Percentage Interest (as defined in the Intercreditor Agreement) of the aggregate amount of payments made by Pillsbury to the Company on the date of such Termination Event in satisfaction of any account receivable owed by Pillsbury to the Company.

         5.       AFFIRMATIVE COVENANTS.

         5A.      REPORTING REQUIREMENTS.

         5A(1) FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company covenants that it will deliver to each Significant Holder in duplicate:

                  (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year,

                           (1) Consolidated  statements of income and cash flows
                  of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of each such quarterly period, and

                           (2) a  Consolidated  balance sheet of the Company and
                  its Subsidiaries as at the end of such quarterly period,

         setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Significant Holders and certified by an authorized financial officer of the Company, subject to changes resulting from normal year-end adjustments; provided, however, that delivery (within the time period specified above) of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i);

                  (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year,

                           (1) consolidating and Consolidated statements of income and cash flows and stockholders' equity of the Company and its Subsidiaries for such year, and

                           (2) a consolidating and Consolidated balance sheet of
                  the Company and its Subsidiaries as at the end of such year,

         setting forth in each case in comparative form corresponding Consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the Consolidated statements, reported on by independent public accountants of recognized standing selected by the Company whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holder(s); provided, however, that delivery (within the time period specified above) of the Annual Report of the Company on Form 10-K for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii);

                  (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission) and copies of all press releases reporting financial results of the Company or any of its Subsidiaries or any material development with respect to the Company or any of its Subsidiaries;

                  (iv) promptly upon receipt thereof, the Annual Pack Plan to be delivered pursuant to Section 4.1 of the Alliance Agreement and all adjustments thereto and a reconciliation report dated as of the Company's fiscal year-end setting forth, among other things, any adjustments to Transfer Prices (as defined in the Alliance Agreement) and the Management Fee (as defined in the Alliance Agreement) and such other information with respect to or delivered in connection with the Alliance Agreement as such Significant Holder may reasonably request;

                  (v) promptly upon completion, the Seneca Projection prepared in accordance with Section 4.2 of the Alliance Agreement;

                  (vi) as soon as practicable and in any event within 45 days after the end of each of the first three quarterly periods of the current fiscal year and within 90 days after the end of the last quarterly period of the current fiscal year, with respect to the Central Division (as defined in the Alliance Agreement), a balance sheet, a profit and loss statement and a statement of cash flows, in each case, in reasonable detail and specifying separately the financial information attributable to the Alliance Agreement and any amounts Pillsbury would be required to pay pursuant to Section 19.2(a) of the Alliance Agreement if a termination was effective as of the last day of the applicable quarterly period assuming a termination by Pillsbury pursuant to Section 19.1(a)(i) of the Alliance Agreement;

                  (vii) promptly upon receipt thereof, notice of receipt of each other report submitted to the Company or any Subsidiary after the Date of Closing by independent accountants in connection with any annual, interim or special audit made by such accountants of the books of the Company or any such Subsidiary addressed to the Board of Directors of the Company or any committee thereof and, upon request of a Significant Holder, an opportunity to review the same at the offices of the Company;

                  (viii) promptly and in any event, within twenty days, with respect to the Pillsbury Agreements, and within ten days with respect to the Bank Facility, after the Company knows or has reason to know (A) of any material failure to perform, breach or default by any party to the Pillsbury Agreements, or any other event of default, under any of the Pillsbury Agreements, or (B) of any event of default, or any event or condition which with notice or lapse of time or both would constitute an event of default under the Bank Facility; and

                  (ix) Within 10 days after the date as of which financial information is required to be delivered pursuant to clause (i) of this paragraph 5A(1), a report as of the end of the Fiscal Quarter covered by such financial information setting forth the Company's sales, for such Fiscal Quarter and for the current year to date, and inventory, as of the end of such Fiscal Quarter, separately for all of its Green Giant brand products and for all other products; and

                  (x) with reasonable promptness, such other financial data as such Significant Holder may reasonably request.

         5A(2) OFFICER'S CERTIFICATE. Together with each delivery of the financial statements required by clauses (i) and (ii) of paragraph 5A(1) above, the Company shall deliver a certificate of a Principal Officer (with computations in reasonable detail) demonstrating compliance with paragraphs 6A, 6B and 6C(1) through 6C(3) and setting forth (except to the extent specifically set forth in such financial statements) the aggregate amount of interest accrued on each of Funded Debt and Current Debt (without duplication) of the Company and Subsidiaries (if any) during the fiscal period covered by such financial statements and the aggregate amounts of depreciation on physical property charged on the books of the Company and Subsidiaries (if any) during such fiscal period, and identifying the 45 days selected by the Company for purposes of the defined term "FUNDED DEBT" and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

         5A(3) ANNUAL ACCOUNTANT'S LETTER. Together with each delivery of financial statements required by clause (ii) of paragraph 5A(1) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they are familiar with the respective terms of this Agreement and the Alliance Agreement and have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

         5A(4) SPECIAL INFORMATION. The Company also covenants that forthwith upon a Principal Officer of the Company obtaining knowledge of:

                  (i)      an Event of Default or Default;

                  (ii) the commencement of any Strategic Review Board (as defined in the Alliance Agreement) review related to any dispute under the Alliance Agreement and material development with respect to such dispute;

                  (iii) a notice of termination delivered by Pillsbury pursuant to the Alliance Agreement;

                  (iv) a material adverse change in the financial condition, business or operations of the Company and its Subsidiaries, taken as a whole;

                  (v) the institution of legal proceedings against the Company and/or any Subsidiary, which has a reasonable possibility of materially adversely affecting the financial condition, business or operations of such Company and its Subsidiaries, taken as a whole, or which in any manner draws into question the validity of or has a reasonable possibility of impairing the ability of the Company to perform its obligations under this Agreement or any other Related Document to which it is a party; or

                  (vi) any (A) Environmental Liabilities which individually or in the aggregate could have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole, (B) pending, threatened or anticipated Environmental Proceedings which if decided adversely could have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole, (C) Environmental Notices, (D) Environmental Judgments and Orders, or (E) Environmental Releases at, on, in, under or in any way materially affecting the Properties;

the Company will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

         5B. INFORMATION REQUIRED BY RULE 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "QUALIFIED INSTITUTIONAL BUYER" shall have the meaning specified in Rule 144A under the Securities Act.

         5C. INSPECTION OF PROPERTY. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the Principal Officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

         5D. COVENANT TO SECURE NOTES EQUALLY. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6C(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

         5E. GUARANTEED OBLIGATIONS. The Company covenants that if, at any time, after the date hereof, it or any of its Subsidiaries incurs or permits to exist any Debt or other obligation (other than a performance bond or trade letter of credit or letter of credit issued with respect to insurance coverages or like financial accommodation and, in any case, issued in the ordinary course of business) Guaranteed or collateralized in any other manner by any other Person, it will simultaneously cause such other Person to execute and deliver to each holder of any Note a guaranty agreement in form and substance reasonably satisfactory to such holder guaranteeing payment of the principal amount of the Notes and any premium and interest thereon, which bears the same ratio to the total unpaid principal amount of the Notes as the amount of such other obligation which is guaranteed bears to the total unpaid principal amount of such other obligation, or if such other obligation is collateralized, to collateralize the Notes equally and ratably with such other obligation; provided, however, that the provisions of this paragraph 5E shall not apply to guaranties or collateral provided by an industrial development agency or other governmental agency or entity in connection with any financing or sale-and-leaseback transaction involving that agency or entity which is not prohibited by other provisions of this Agreement.

         5F. CORPORATE EXISTENCE, ETC. Subject to the provisions of paragraph 6C(5), the Company covenants that it will at all times preserve and keep in full force and effect its corporate existence, and rights and franchises material to its business, and those of each of its Subsidiaries and will qualify, and cause each of its Subsidiaries to qualify, to do business in any jurisdiction where the failure to do so would have a material adverse effect on the financial condition or operations of the Company and its Subsidiaries taken as a whole, provided that the corporate existence of any such Subsidiary may be terminated, if, in the good faith judgment of the Board of Directors of the Company, such termination is in the best interests of the Company and is not disadvantageous to the holders of any of the Notes.

         5G. PAYMENT OF TAXES AND CLAIMS. The Company covenants that it will, and will cause each of its Subsidiaries to, pay before they become delinquent:

                  (i) all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or significant interest accrues thereon, and

                  (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets;

provided, that items of the foregoing need not be paid which are being contested in good faith by appropriate proceedings and if such accrual, reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor.

         5H. COMPLIANCE WITH LAWS, ETC. The Company covenants that it will comply and cause its Subsidiaries to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, except where the necessity of compliance is being contested in good faith by appropriate proceedings and adequate reserves or other provisions therefor shall have been established on the books of the Company in accordance with generally accepted accounting principles or where the failure to comply would not materially adversely affect the financial condition or operations of the Company and its Subsidiaries taken as a whole.

         5I. NO INTEGRATION. The Company covenants that it has taken and will continue to take all necessary steps so that the issuance of the Notes has not and will not require registration under the Securities Act. The Company covenants that no future offer and sale of debt securities of the Company of any class will be made if, as a result of the doctrine of "integration", there is a reasonable possibility that such offer and sale would result in the loss of the entitlement of the Notes to the exemption from the registration requirements of the Securities Act.

         5J. MAINTENANCE OF INSURANCE. The Company covenants that it and each Subsidiary will maintain, with responsible insurers, insurance with respect to its properties and business against such casualties and contingencies (including, but not limited to, product liability and public liability) and in such amounts as is customary in the case of similarly situated corporations engaged in the same or similar businesses and in any event reasonably acceptable to the Required Holder(s).

         5K. REDUCTION IN BANK FACILITY DEBT. The Company covenants that its outstanding principal indebtedness under the Bank Facility will not exceed $30,000,000 for a continuous period of not less than 30 days within each of the following periods:

                  November 1, 1997, through April 30, 1998; and
                           November 1, 1998, through April 30, 1999.

         5L. OTHER COVENANTS. If (in the reasonable opinion of the Required Holders) at any time and from time to time, after the date hereof, any of the covenants, representations and warranties or events of default, or any other material term or provision (other than any term or provision relating to payment terms, interest rates or penalties), contained in the Bank Facility, or in any document, agreement or instrument from time to time entered into by the Company in respect thereof, is more favorable to the banks under the Bank Facility than are the terms of this Agreement to the holders of the Notes, this Agreement shall be amended to contain each such more favorable covenant, representation and warranty, event of default, term or provision, and the Company hereby agrees to so amend this Agreement and to execute and deliver all such documents requested by the Required Holder(s) to reflect such Amendment. Prior to the execution and delivery of such documents by the Company, this Agreement shall be deemed to contain each such more favorable covenant, representation and warranty, event of default, term or provision for purposes of determining the rights and obligations hereunder.

         6.       NEGATIVE COVENANTS.

         6A.      CURRENT RATIO AND INTEREST COVERAGE.   The Company covenants
that it will not permit at any time:

                  (i) the ratio of Current Assets to Current Liabilities to be less than 1.25 to 1.0 for each Fiscal Quarter ending September and December and 1.50 to 1.0 for all other Fiscal Quarters;

                  (ii) the Interest Coverage Ratio for its four consecutive Fiscal Quarters most recently ended during any period specified below to be less than the ratio set forth opposite such period:

                           June 28, 1997 through December 31, 1997     1.75 to 1
                           January 1, 1998 through March 31, 1999      2.00 to 1
                           April 1, 1999 through March 31, 2001        2.20 to 1
                           April 1, 2001 and thereafter                2.40 to 1

                  (iii) at any time, the excess of Current Assets over Current Liabilities during any period specified below to be less than the amount set forth opposite such period:

                  March 31, 1997 through March 31, 1998            $90,000,000

                  April 1, 1998 through March 31, 1999            $100,000,000
                  April 1, 1999 and thereafter                    $110,000,000

         6B. DIVIDEND LIMITATION. The Company covenants that it will not (a) pay or declare any dividend on any class of its stock or make any other distribution on account of any class of its stock, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its stock (all of the foregoing being herein called "RESTRICTED PAYMENTS"), or (b) make any Restricted Investment, except out of Consolidated Net Earnings Available For Restricted Payments.
"CONSOLIDATED NET EARNINGS" shall mean consolidated gross revenues of the Company and its Subsidiaries, less all operating and non-operating expenses of the Company and its Subsidiaries, including all charges of a proper character
(including  current  and  deferred  taxes  on  income,  provision  for  taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than Current Assets), any gains resulting from the write-up of assets, any equity of the Company or any Subsidiary in the unremitted earnings of any corporation which is not a Subsidiary, any earnings of any Person acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise for any year prior to the year of acquisition, or any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary, all determined in accordance with generally accepted accounting principles. "CONSOLIDATED NET EARNINGS AVAILABLE FOR RESTRICTED PAYMENTS" shall mean an amount equal to (i) the sum of $1,000,000 plus 50% (or minus 100% in case of a deficit) of Consolidated Net Earnings for the period (taken as one accounting period) commencing on August 1, 1994, and terminating at the end of the last fiscal quarter preceding the date of any proposed Restricted Payment, less (ii) the sum of (A) the aggregate amount of all dividends and other distributions paid or declared by the Company on any class of its stock after July 31, 1994, (B) the excess of the aggregate amount expended, directly or indirectly, after July 31, 1994, for the redemption, purchase or other acquisition of any shares of its stock over the aggregate amount received after July 31, 1994 as the net cash proceeds of the sale of any shares of its stock and (C) the aggregate amount of Restricted Investments made after July 31, 1994. There shall not be included in Restricted Payments or in any computation of Consolidated Net Earnings Available For Restricted Payments:
(x) dividends paid, or distributions made, in stock of the Company; or (y) exchanges of stock of one or more classes of the Company for other stock of the Company, except to the extent that cash or other value is involved in such exchange. There shall not be included in Restricted Payments the following dividends payable in cash upon preferred stocks of the Company: (u) accumulated dividends for [insert description of preferred stock] in the total amount of $34,771.50 for three semi-annual periods ending June 30, 1997; and (v) dividends [insert description of preferred stock] not exceeding a total of $11,590.50 per semi-annual period for each semi-annual period beginning on and after July 1, 1997. The term "STOCK" as used in this paragraph 6B shall include warrants or options to purchase stock. There shall not be included in Restricted Payments the payment of the following dividends, payable in cash by the Company
(i) accumulated dividends on its 6% Cumulative Preferred Stock par value $.25 per share (200,000 shares outstanding) and on its 10% Cumulative Preferred Stock, par value $.25 per share (807,240 shares outstanding) in an aggregate amount not to exceed $34,771.50, and (ii) dividends accruing at the same rate on such Cumulative Preferred Stock not exceeding an aggregate amount equal to $11,590.50 for any six-month period commencing on and after July 1, 1997.

         6C.      LIEN, DEBT AND OTHER RESTRICTIONS.  The Company covenants that it will not and will not permit any Subsidiary to:

         6C(1) LIENS. Create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5C), except

                  (i) Liens for taxes (including ad valorem and property taxes) not yet due or which are being actively contested in good faith by appropriate proceedings,

                  (ii) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

                  (iii) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or another Subsidiary,

                  (iv) any Lien existing on any property of any corporation at the time it becomes a Subsidiary, or existing prior to the time of acquisition upon any property acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or such Subsidiary, or placed upon property at the time of acquisition by the Company or any Subsidiary to secure all or a portion of (or to secure Debt incurred to pay all or a portion of) the purchase price thereof, provided that any such Lien shall not encumber any other property of the Company or any Subsidiary,

                  (v) any Lien renewing, extending or refunding any Lien permitted by clause (iv) above, provided that the principal amount secured is not increased, and the Lien is not extended to any other property of the Company or any Subsidiary,

                  (vi) the extension of existing Liens on real property to fixtures subsequently attached to such real property,

                  (vii) any Lien securing Funded Debt permitted by paragraph 6C(2) and listed on Schedule 8D hereto attached;

                  (viii) any common law right of setoff or banker's lien arising (whether by law, contract or otherwise) in connection with ordinary course of business deposit arrangements maintained by the Company or its Subsidiaries with its banks or other financial institutions so long as any such bank or other financial institution (A) shall be a party to the Bank Facility and the Intercreditor Agreement, (B) shall not at any time make loans or otherwise extend credit to the Company or any Subsidiary, (C) does not maintain accounts (for the deposit of cash or otherwise) for the benefit of the Company or any Subsidiary, (D) shall have delivered to each holder of a Note a Sharing Letter, (E) shall have waived in writing for the benefit of each holder of a Note such common law right of setoff or banker's lien or (F) holds no more than $100,000 of obligations owed to the Company or any Subsidiary and the total of all such obligations permitted solely by this clause (F) shall not exceed $500,000; and

                  (ix) any Lien to the banks a party to the Bank Facility so long as the Intercreditor Agreement is in full force and effect;

provided that the aggregate amount of Debt secured by all such Liens under clauses (iv), (v) or (vii) above does not violate clause (iii) of paragraph 6C(2).

         6C(2) DEBT. Maintain, create, incur, assume or in any other way become liable in respect of any Debt, at any time, if:

                  (i) the aggregate outstanding amount of Consolidated Senior Funded Debt, whether Secured or Unsecured, exceeds an aggregate amount equal to the applicable percentage of Consolidated Tangible Gross Worth set forth below for any date of determination:

                  April 1, 1997 through
                     December 31, 1997                                  62%

                  January 1, 1998 through
                     March 31, 1999                                     58%

                  April 1, 1999 through
                     March 31, 2000                                     54%

                  For any date on or after
                     April 1, 2000                                      50%

                  (ii) the aggregate outstanding amount of Consolidated Total Funded Debt exceeds an aggregate amount equal to the applicable percentage of Consolidated Tangible Gross Worth set forth below for any date of determination:

                  DATE OF DETERMINATION                             PERCENTAGE

                  April 1, 1997 through
                     December 31, 1997                                   78%

                  January 1, 1998 through
                      March 31, 1999                                     76%

                  April 1, 1999 through
                     March 31, 2000                                      73%

                  April 1, 2000 through
                     March 31, 2001                                      70%

                  For any date on or after
                     April 1, 2001                                       65%

         ; provided, however, that if after the date hereof the Company shall reduce (by conversion to equity, optional prepayment or otherwise) its Subordinated Debt by an aggregate amount equal to $20,000,000 or more (the "SUB DEBT REDUCTION"), the Company agrees to adjust the foregoing ratios to take into account the Sub Debt Reduction to levels acceptable to the Required Holders, such adjustment to occur as soon as possible and in no event later than 60 days after the Sub Debt Reduction.

                  (iii) the aggregate amount of Priority Debt exceeds an aggregate amount equal to 10% of Consolidated Tangible Net Worth.

         6C(3) LOANS, ADVANCES, INVESTMENTS AND CONTINGENT LIABILITIES. Make or permit to remain outstanding any loan or advance to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except that the Company or any Subsidiary may

                  (i) make or permit to remain outstanding loans or advances to any Subsidiary,

                  (ii) own, purchase or acquire stock, obligations or securities of a Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Subsidiary,

                  (iii) acquire and own stock, obligations or securities having an aggregate value of less than $500,000 received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary,

                  (iv) own, purchase or acquire (A) prime commercial paper of a domestic issuer rated at least A-1 or P-1, (B) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any foreign bank operating within the United States of America or any Canadian bank (in any case, having capital resources in excess of $500,000,000 or the Canadian dollar equivalent, and a short term debt rating of A-1 or P-1 and a long term debt rating of A or higher or with respect to any Canadian bank, the rating equivalent thereof) and denominated in U.S. dollars or (C) direct obligations of the United States Government or any agency thereof, and obligations guaranteed by the United States Government, with maturities of one year or less from the date of acquisition,

                  (v) endorse negotiable instruments for collection in the ordinary course of business,

                  (vi) guarantee obligations of Subsidiaries which are not prohibited by paragraph 6C(2),

                  (vii) guarantee obligations of grower cooperatives, such guarantees to be limited to transactions in the ordinary course of business for the purpose of obtaining agricultural products to be marketed by the Company and/or its Subsidiaries,

                  (viii)  guarantee the  industrial  revenue bonds  described in
         Schedule 8D hereto attached and other bonds or obligations (in an aggregate principal amount with respect to an individual issuance not in excess of $10,000,000) issued by industrial development agencies or other governmental agencies or entities, which bonds or obligations constitute debt which, if the Company were the primary obligor, would not be prohibited by other provisions of this Agreement,

                  (ix) permit to remain outstanding such guaranties as are listed on Schedule 6C(3) hereto attached and guaranties issued with respect to renewals, replacements, extensions or refundings of the debt guaranteed by the guaranties listed in Schedule 6C(3), and

                  (x) continue to hold the investments the cost of which shall not exceed $6,079,000 in the form of capital stock of Moog, Inc. as of the Date of Closing (the "MOOG INVESTMENT"), and

                  (xi) make or permit to remain outstanding loans or advances to, or guarantee, endorse or otherwise be or become contingently liable in connection with the obligations, stock or dividends of, or own, purchase or acquire stock, obligations or securities of, any other Person, provided that the aggregate principal amount of such loans and advances, plus the aggregate amount of such contingent liabilities, plus (without duplication) the aggregate amount of liabilities permitted by clauses (i) and (v) of paragraph 6C(8), plus the aggregate amount of the investment (at original cost) in such stock, obligations and securities at any time outstanding for the Company and all Subsidiaries exclusive of the Moog Investment (herein called "RESTRICTED INVESTMENTS"), shall not exceed the amount permitted under paragraph 6B; and further provided that no Subsidiary (other than Marion Foods, Inc., SSP Company, Inc. and Seneca Foods International Ltd.) shall make any loan or advance to, or acquire any stock, obligations or securities of, the Company.

         6C(4) SALE OF STOCK AND DEBT OF SUBSIDIARIES. Sell or otherwise dispose of, or part with control of, any shares of stock or Funded or Current Debt of any Subsidiary, except to the Company or another Subsidiary, and except that all shares of stock and Debt of any Subsidiary at the time owned by or owed to the Company and any Subsidiary may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Debt so sold, provided that the assets of such Subsidiary do not constitute 10% or more of Consolidated Tangible Gross Worth for the fiscal year then most recently ended and that such Subsidiary shall not have contributed 10% or more of Consolidated Net Earnings for any of the three fiscal years then most recently ended, and further provided that, at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of any other Subsidiary (unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this paragraph 6C(4));

         6C(5) MERGER AND SALE OF ASSETS. Merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of assets if the net value of all assets so disposed of constitute 10% or more of Consolidated Tangible Gross Worth for the fiscal year then most recently ended, or assets which shall have contributed 10% or more of Consolidated Net Earnings for any of the three fiscal years then most recently ended, to any Person, except that

                  (i) any Subsidiary may merge with the Company (provided that the Company shall be the continuing or surviving corporation) or with any one or more other Subsidiaries,

                  (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or another Subsidiary,

                  (iii) any Subsidiary may sell or otherwise dispose of all or substantially all of its assets subject to the conditions specified in paragraph 6C(4) with respect to a sale of the stock of such Subsidiary,

                  (iv) the Company may merge with any other corporation, provided that (A) the Company shall be the continuing or surviving corporation, and (B) the Company as the continuing or surviving corporation shall not, immediately after such merger, be in default under this Agreement or on the Notes, including all covenants herein and therein contained,

                  (v) any Subsidiary may merge or consolidate with any other corporation, provided that, immediately after giving effect to such merger or consolidation (A) the continuing or surviving corporation of such merger or consolidation shall constitute a Subsidiary, and (B) no Event of Default or Default shall exist, and

                  (vi) the Company may sell, lease, transfer or otherwise dispose of any or all of the assets described in Schedule 6C(5);

         6C(6) SALE AND LEASE-BACK. Enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Subsidiary; provided, however, that the Company or a Subsidiary may transfer property to, and lease-back such property from, an industrial development agency or other governmental entity in a transaction described in Schedule 6C(6) hereto attached or in a financing transaction creating debt which is not prohibited under other provisions of this Agreement;

         6C(7) SALE OR DISCOUNT OF RECEIVABLES. Sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable; or

         6C(8) CERTAIN CONTRACTS. Except as hereinabove permitted, enter into or be a party to

                  (i) any contract providing for the making of loans, advances or capital contributions to any Person other than a Subsidiary (except where the obligation is limited to a maximum amount which is within the limitations of clause (xi) of paragraph 6C(3)), or for the purchase of any property (other than purchases of inventory in the ordinary course of business) from any Person, in each case in order to enable such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses, or

                  (ii) any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered, or

                  (iii) any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligation of the lessor, or

                  (iv) any contract for the sale or use of materials, supplies or other property, or the rendering of services, if such contract (or any related document) requires that payment for such materials, supplies or other property, or the use thereof, or payment for such services, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person, or

                  (v) any other contract which, in economic effect, is substantially equivalent to a guarantee, except where the obligation is limited to a fixed maximum amount which is within the limitations of clause (xi) of paragraph 6C(3).

         6D. ISSUANCE OF STOCK BY SUBSIDIARIES. The Company covenants that it will not permit any Subsidiary (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) to issue, sell or otherwise dispose of any class of its stock (other than directors' qualifying shares) except to the Company or another Subsidiary.

         6E. NO PREPAYMENT, MODIFICATION OR CONSENT. The Company will not (i) prepay the Pillsbury Subordinated Note except for any Permitted Payments (as defined in the Pillsbury Subordinated Note) required thereunder and (ii) amend, modify, supplement or waive any term, condition or other provision of (A) any Pillsbury Security Document (other than as contemplated by Section 10.06 of the Asset Purchase Agreement), (B) the Pillsbury Subordinated Note (except as permitted under Section 2.02(a) of the Asset Purchase Agreement and the second paragraph of Section 1 of the Pillsbury Subordinated Note), (C) Article XIX (and related definitions), Section 23.8 with respect to Article XIX of the Alliance Agreement (and related definitions) or any other material provision of the Alliance Agreement (and related definitions) or (D) provisions of Sections 7.12 through 7.15 of the Bank Facility or (iii) consent, if the Company's consent is so required, to an assignment by Pillsbury of the Alliance Agreement, in any case, without the prior written consent of each Significant Holder.

         6F.      PERMITTED ACQUISITIONS.  The Company will not enter into any
Acquisition except Permitted Acquisitions.

         7.       EVENTS OF DEFAULT.

         7A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (i) the Company defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                  (ii) the Company defaults in the payment of any interest on any Note for more than 3 Business Days after the date due; or

                  (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased or defeased by the Company or any Subsidiary) prior to any stated maturity; or

                  (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

                  (v) the Company fails to perform or observe any agreement contained in paragraph 6; or

                  (vi) the Company fails to perform or observe any other agreement, term or condition contained herein, including agreements, terms or conditions incorporated herein by reference, and such failure shall not be remedied within 30 days after any Principal Officer of the Company obtains actual knowledge thereof; or

                  (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                  (viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "BANKRUPTCY LAW"), of any jurisdiction; or

                  (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a
         Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                  (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires (A) the divestiture of assets constituting 10% or more of Consolidated Tangible Gross Worth for the fiscal year then most recently ended, or (B) the divestiture of the stock of a Subsidiary whose assets constitute 10% or more of Consolidated Tangible Gross Worth for the fiscal year then most recently ended, or (C) the divestiture of assets, or stock of a Subsidiary, which shall have contributed 10% or more of Consolidated Net Earnings for any of the three fiscal years then most recently ended, and, in any case, such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (xiii) a final judgment in an amount in excess of $1,000,000 is rendered against the Company or any Subsidiary and, on the 60th day following entry thereof, such judgment remains undischarged or unvacated or execution thereof remains unstayed and on such day the Company would not be able to incur a principal amount of Debt pursuant to paragraph 6C(2) in an amount equal to the amount of such judgment, or on the 60th day following expiration of any applicable stay, such judgment is not discharged or vacated and on such day the Company would not be able to incur a principal amount of Debt pursuant to paragraph 6C(2) equal to the amount of such judgment; or

                  (xiv) the security interest granted to the Collateral Agent pursuant to the Pledge Agreement shall fail at any time to constitute a first priority security interest in or assignment of the Collateral described in such Pledge Agreement (except for any failure caused by the action or inaction of the Collateral Agent); or the Pledge Agreement shall cease to be in full force and effect in whole or in part for any reason whatsoever; or the Company or any other Person shall disavow or attempt to terminate any provision of the Pledge Agreement; or

                  (xv) an (A) event of default (as defined therein) shall occur under the Bank Facility or any of the Pillsbury Security Documents, or
         (B) a) a condition to the availability of the commitment of the banks that are a party to the Bank Facility to make loans has not been satisfied (unless the satisfaction of such condition has been waived or subsequently satisfied) and b) a majority of such banks shall fail or refuse to advance funds under the Bank Facility; or

                  (xvi) any party shall fail to comply with any material term of any Related Document to which it is a party (other than this Agreement) beyond applicable grace periods, if any, specified in such Related Documents; or

                  (xvii) a notice of termination is delivered under the Alliance Agreement or the Alliance Agreement shall terminate for any reason whatsoever; or

                  (xviii) the Company or any Person shall disavow or attempt to terminate any Sharing Letter or any Sharing Letter shall cease to be in full force and effect in whole or in part for any reason whatsoever unless the Company shall have otherwise complied with the provisions of 6C(1)(viii); or

                  (xix) any Person shall disavow or attempt to terminate the Intercreditor Agreement or the Intercreditor Agreement shall cease to be in full force and effect in whole or in part for any reason whatsoever; or

                  (xx) Pillsbury shall in any material respect fail to perform or otherwise breach or default under any provision of the Pillsbury Note applicable to Pillsbury; or

                  (xxi) any amount of principal or interest is paid, credited or otherwise satisfied (whether by payment, offset or any other method, and whether by voluntary or mandatory prepayment) in violation of the Pillsbury Subordinated Note or this Agreement other than the payment of a Permitted Payment (as defined in the Pillsbury Subordinated Note); or

                  (xxii) Pillsbury, the Company or any other Person denies or contests, including the bringing of any action or proceeding to contest, the effectiveness or validity of the Subordination Letter or of the subordination or non-recourse provisions of the Pillsbury Subordinated Note, or any of such provisions is declared invalid or unenforceable; or

                  (xxiii) the Company shall fail to maintain the Bank Facility having a remaining term of at least one year at any time during which the ratio of Funded Debt to Consolidated Tangible Gross Worth is greater than 40 percent;

then:

                  (a) if such event is an Event of Default  specified  in clause
         (i) or (ii) of this  paragraph  7A, the holder of any Note  (other than the Company or any Subsidiary or Affiliate) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company,

                  (b) if such event is an Event of Default  specified  in clause
         (vii), (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and

                  (c) if such event is any other Event of Default, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

         7B. RESCISSION OF ACCELERATION. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the holder or holders of at least 76% of the aggregate principal amount of the Notes from time to time outstanding may, by notice in writing to the Company, rescind and annul such declaration and its consequences if:

                  (i) all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes shall have been paid,

                  (ii) any amounts which have become due solely by reason of such declaration shall not have been paid,

                  (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and

                  (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement.

No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

         7C. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

         7D. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

         8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants:

         8A. ORGANIZATION; AUTHORITY; ENFORCEABILITY. The Company is a corporation duly organized and existing in good standing under the laws of the State of New York, each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and the Company has and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted, and in the case of the Company, to enter into and perform all of its obligations under this Agreement and the Notes and to issue and sell the Notes. Each of the Company and its Subsidiaries is duly licensed or qualified to do business as a foreign corporation in each state where the failure to be so licensed or qualified would have a material adverse effect on the financial condition or operations of the Company and its Subsidiaries taken as a whole and has all corporate power, material licenses, franchises and other governmental authorizations and approvals necessary to carry on its present business, with respect to which the failure to so possess would have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Schedule 8A contains complete and correct lists of (i) each jurisdiction in which the Company is licensed or qualified to do business as a foreign corporation and (ii) the Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of the organization, each jurisdiction in which it is licensed or qualified to do business as a foreign corporation, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary. This Agreement is, and the Notes when issued and delivered hereunder will be, legal, valid, binding and enforceable obligations of the Company.

         8B. FINANCIAL STATEMENTS. The Company has furnished to each Purchaser with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at March 31 in each of the years 1995 to 1996, inclusive, and a consolidated statement of income and statement of cash flows of the Company and its Subsidiaries for each such year all certified by Deloitte & Touche

LLP or its predecessor firm; and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at December 31 in each of the years 1995 and 1996 and a consolidated statement of income and statement of cash flows for the three-month period ended on each such date, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and normal year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income and statements of cash flows fairly present the results of the operations of the Company and its Subsidiaries for the periods indicated. There has been no material adverse change in the business, condition or operations (financial or otherwise) of the Company and its Subsidiaries taken as a whole since March 31, 1996.

         8C. ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

         8D. OUTSTANDING DEBT. Neither the Company nor any of its Subsidiaries has outstanding any Debt except as specified on Schedule 8D and as permitted by paragraph 6C(2). There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

         8E. POLLUTION AND OTHER REGULATIONS. Except as disclosed on Schedule 8E hereto, each of the Company and its Subsidiaries is in compliance in all material respects with all laws and regulations relating to pollution and environmental control (including all regulations and standards of the Environmental Protection Administration), equal employment opportunity and employee safety in all jurisdictions in which it is presently doing business, and the Company will use its best efforts to comply, and to cause each of its Subsidiaries to comply, in all material respects with all such laws and regulations which may be legally imposed in the future in jurisdictions in which the Company or any of its Subsidiaries may then be doing business except where the necessity of compliance is being contested in good faith by appropriate proceedings and adequate reserves or other provisions therefor shall have been established on the books of the Company in accordance with generally accepted accounting principles or where the failure to comply would not materially adversely affect the financial condition or operations of the Company and its Subsidiaries taken as a whole. There is no enforcement order in effect with respect to the Company and its Subsidiaries issued by any federal or state agency which regulates pollution, environmental control, equal employment opportunity and employee safety.

         8F. TAXES. The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

         8G. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Schedule 8G-1 is a true, correct and complete list of all agreements (the "MATERIAL AGREEMENTS") that (i) evidence Debt, (ii) contain financial covenants or financial restrictions on the Company or any Subsidiary (iii) are between Pillsbury and the Company or any Subsidiary, (iv) are being assigned to the Company under the Asset Purchase Agreement or (v) are material in the operation of the Alliance Plants and involve single sources of material supplies or services with respect to the operations of the Alliance Plants and the conduct of the business of the Company with respect thereto. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G-2 attached hereto.

         8H. OFFERING OF NOTE. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Note or any similar security of the Company for sale to, or solicited any offers to buy the Note or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Note to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction. The Company hereby represents and warrants to each Purchaser that, within the preceding twelve months, neither it nor any other Person acting on behalf of it has offered or sold to any Person any Notes, or any securities of the same or a similar class as the Notes, or any other substantially similar securities of the Company.

         8I. USE OF PROCEEDS. Neither the Company nor any Subsidiary owns (other than the Moog Investment) or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds of sale of the Notes will be used to acquire the assets identified on Schedule 8I hereto, to expand operations in connection with the Company's existing business and as contemplated by the Pillsbury Agreements and for other general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Debt which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on behalf of the Company has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

         8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries taken as a whole. [Except as described on
Schedule 8J,] neither the Company nor any of its Subsidiaries has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the Company and its Subsidiaries taken as a whole. No Plan providing welfare benefits to retired former employees of the Company or any of its Subsidiaries has been established or is maintained for which the present value of future benefits payable, in excess of irrevocably designated funds for such purpose, is or would be materially adverse to the financial condition of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Note will not involve any transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a penalty could be imposed under Section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of representation of each Purchaser in paragraph 9B. The Borrower represents and warrants that, (i) with respect to each "plan" identified pursuant to clause (v) of paragraph 9, the Borrower is neither a "party in interest" (as defined in Title I, Section 3(14) of ERISA) nor a "disqualified person" (as defined in Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended), and (ii) with respect to each "plan" identified pursuant to clause
(iv) of Paragraph 9, neither it nor any "affiliate" (as defined in Section V(c) of PTE 84-14) is described in the proviso to such clause (iv).

         8K. GOVERNMENTAL CONSENT. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the
Note is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Date of Closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Note or fulfillment of or compliance with the terms and provisions hereof or of the Note.

         8L. DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to a Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company or any of its Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to a Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

         8M. TITLE TO PROPERTIES. The Company has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as at March 31, 1996 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business and other than exceptions to which, taken as a whole, are not material) and any assets purchased pursuant to the Asset Purchase Agreement, subject to no Lien of any kind except Liens not prohibited by paragraph 6C(1) and Liens required to be discharged at the time of Closing (all of which will be so discharged). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries, taken as a whole, are valid and subsisting and are in full force and effect.

         8N. PATENTS, LICENSES, FRANCHISE, ETC. The Company and its Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of their respective properties and assets, as presently conducted and as proposed to be conducted, and neither the Company nor any of its Subsidiaries is in violation of any such authorizations and rights in any material respect. No event has occurred which permits, or after notice or lapse of time (except expiration of the stated term thereof), or both, would permit, the revocation or termination of any such franchise, license, authorization or other rights so as to affect adversely in any material respect the business, condition, or operations (financial or otherwise) of the Company and its Subsidiaries, taken as whole. All such franchises, permits, licenses and other authority have been validly issued to the Company or its Subsidiaries, as the case may be, by the appropriate governmental authority and each such franchise, permit, license or other authority is valid and subsisting. The Company and its Subsidiaries are operating their respective businesses in material compliance with the terms and conditions of such franchises, permits, licenses and other authority and are in material compliance with all applicable Federal, state and local law.

         8O.  INVESTMENT  COMPANY  ACT.  Neither  the  Company  nor  any  of its
Subsidiaries is an "INVESTMENT COMPANY", or a company "CONTROLLED" by an "INVESTMENT COMPANY", within the meaning of the Investment Company Act of 1940, as amended.

         8P.      PUBLIC UTILITY HOLDING COMPANY ACT.  Neither the Company nor
 any of its Subsidiaries is a "HOLDING COMPANY", or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY" or an "AFFILIATE" of a "HOLDING COMPANY" or of a "SUBSIDIARY

COMPANY" of a "HOLDING COMPANY", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         8Q. SOLVENCY. As of the Date of Closing and after giving effect to the transactions contemplated hereunder (i) the amount of the "present fair salable value" of the assets of the Company will, as of such date, exceed the amount of all "liabilities of the Company, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the solvency of debtors, (ii) the present fair salable value of the assets of the Company will, as of the Date of Closing, be greater than the amount that will be required to pay the liability of the Company on its debts as such debts become absolute and matured, (iii) the Company will not have, as of the Date of Closing, an unreasonably small amount of capital with which to conduct its business, and (iv) the Company will be able to pay its debts as they mature. For purposes of this paragraph 8Q "DEBT" means "liability or a claim", and "CLAIM" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

         8R. ABSENCE OF FOREIGN OR ENEMY STATUS. Neither the Company, nor any of its Subsidiaries is an "ENEMY" or an "ALLY OF THE ENEMY" within the meaning of section 2 of the Trading with the Enemy Act (50 U.S.C. App. ss.ss. 1 et seq.), as amended. Neither the Company nor any of its Subsidiaries is in violation of, and neither the issuance and sale of the Notes by the Company nor the use of the proceeds thereof as contemplated by this Agreement will violate, the Trading with the Enemy Act, as amended, or any executive orders, proclamations or regulations issued pursuant thereto, including, without limitation, regulations administered by the Office of Foreign Asset Control of the Department of the Treasury (31 C.F.R., Subtitle B, Chapter V).

         8S. PILLSBURY AGREEMENTS. Each Purchaser has received a true, correct and duly authorized and executed copy of each of the Pillsbury Agreement and each other principal document between Pillsbury and the Company, including all schedules and exhibits thereto and side letters, if any, affecting the terms thereof or delivered in connection therewith, together with all amendments and waivers thereto, and no material provision of the foregoing agreements has been amended, supplemented or otherwise modified or waived without the prior written consent of each Purchaser.

         8T. BANK FACILITY. Each Purchaser has received a true, correct and duly authorized and executed copy of each of the documents executed in connection with the Bank Facility, including all schedules and exhibits thereto and side letters, if any, affecting the terms thereof or delivered in connection therewith, together with all amendments and waivers thereto, and no material provision of any of the foregoing agreements has been amended, supplemented or otherwise modified or waived without the prior written consent of each Purchaser. The Company has the corporate authority to request and receive, and each of the banks a party to the Bank Facility has an obligation to advance, funds under the Bank Facility pursuant to the terms and conditions thereof.

         9. REPRESENTATIONS OF THE PURCHASER. Each Purchaser (other than CoBank,
ACB) represents and warrants, as to itself, that, with respect to each source of funds to be used by it to purchase the Notes (respectively, the "SOURCE"), at least one of the following statements is accurate as of the Closing Date:

                  (i) the Source is an "insurance company general account," as such term is defined in section V(e) of prohibited Transaction Class Exemption 95-60 (issued July 12, 1995) (PTE 95-60), and the purchase is exempt under the provisions of PTE 95-60.

                  (ii) The Source is a "governmental plan" as defined in Title I, Section 3(32) of ERISA;

                  (iii) The Source is either (i) an insurance company pooled separate account, and the purchase is exempt in accordance with Prohibited Transaction Exemption 90-1 (issued January 29, 1990), or
         (ii) a bank collective investment fund, in which case the purchaser is exempt in accordance with PTE 91-38 (issued July 12, 1991);

                  (iv) The Source is an "investment fund" managed by a "qualified professional asset manager" or "QPAM" (as defined in Part V of PTE 84- 14, issued March 13, 1984) which QPAM has been identified in writing, and the purchase is exempt under PTE 84-14 provided that no other party to the transaction described in this Agreement and no "affiliate" of such other party (as defined in Section V(c) of PTE 84-14) has at this time, and has not exercised at any time during the immediately preceding year, the authority to appoint or terminate said QPAM as manager of the assets of any "plan" identified in writing pursuant to this clause (iv) or to negotiate the terms of said QPAM's management agreement on behalf of any such identified "plans";

                  (v) The Source is one or more "plans" or a separate account or trust fund compromised of one or more "plans," each of which has been identified in writing pursuant to this clause (v).

         As used in this section, "plan" or "plans" shall have the meaning set forth in Title I, Section 3(3) of ERISA.

         10. DEFINITIONS. For the purpose of this Agreement, the terms defined in the introductory sentence shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

         10A.     YIELD-MAINTENANCE TERMS.

         "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

         "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

         "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

         "REMAINING  AVERAGE  LIFE"  shall  mean,  with  respect  to the  Called
Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

         "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

         "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

         "TELERATE" shall mean Telerate Access Services or if no longer available such other comparable service as the Required Holders may select as a substitute therefor.

         "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

         10B.     OTHER TERMS.

         "ACQUISITION" means any transaction, or any series of related transactions, by which the Company and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise, (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a Person which have ordinary voting power for the election of directors or (c) otherwise acquires control of a more than 5% ownership interest in any such Person.

         "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "AFFILIATE" is a reference to an Affiliate of the Company.

         "ALLIANCE AGREEMENT" shall mean that certain Alliance Agreement by and among the Company, Pillsbury and Grand Metropolitan, Inc., dated December 8, 1994, as it has been amended by that certain First Amendment dated February 10, 1995 and as it may be further amended, modified or supplemented from time to time in accordance with its terms and the terms hereof.

         "ALLIANCE PLANTS" shall have the meaning specified in the Alliance Agreement.

         "ASSET PURCHASE AGREEMENT" shall mean the Asset Purchase Agreement by and between the Company and Pillsbury dated December 8, 1994, as it has been amended by that certain First Amendment dated February 10, 1995 and as it may be further amended, modified or supplemented in accordance with its terms and the terms hereof.

         "BANKRUPTCY LAW" shall have the meaning specified in clause (viii) of paragraph 7A.

         "BANK FACILITY" shall mean the Amended and Restated Credit Agreement dated as of September 24, 1997 among the Company,The Chase Manhattan Bank, as Agent and banks a party thereto, having an aggregate commitment of at least $75,000,000, and any substitution therefor, as it may be amended, modified or supplemented from time to time in accordance with its terms and the terms hereof.

         "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

         "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

         "CHANGE OF CONTROL EVENT" shall mean (i) the beneficial ownership or acquisition by any Person or group of affiliated Persons (other than directly or indirectly through the Wolcott or Kayser families) in any transaction or series of related transactions of shares of the Company representing more than 50% of the total number of votes which the Company's shareholders (assuming full participation of all of the shareholders) shall be entitled to cast in the election of the Board of Directors of the Company; and (ii) the Wolcott and Kayser families shall cease to own shares, directly or indirectly, or have the power to vote shares held by trusts of which all of the trustees of such trusts are family members and such trustees have independent discretion regarding the exercise of the associated voting rights, having in the aggregate at least 25% of the total number of votes which the Company's shareholders (assuming full participation of all of the shareholders) shall be entitled to cast in the election of the Board of Directors of the Company.

         "CLOSING" shall have the meaning set forth in paragraph 2 hereof.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COLLATERAL" shall mean, collectively, the "COLLATERAL" described in the Pledge Agreement.

         "COLLATERAL AGENT" shall mean The Chase Manhattan Bank, serving as Collateral Agent under the Pledge Agreement.

         "CONSOLIDATED" shall mean the consolidated financial information of the Company and each of its Subsidiaries under generally accepted accounting principles.

         "CONSOLIDATED EBITDA" shall mean, for any fiscal period of the Company, an amount equal to (A) the sum for such fiscal period of Consolidated Net Income
(Loss) and, to the extent subtracted in determining such Consolidated Net Income
(Loss), provisions for (i) taxes based on income, (ii) Consolidated Interest

Expense, and (iii) depreciation and amortization expense minus (B) any items of gain (or plus any items of loss) which were included in determining such Consolidated Net Income (Loss) and were (x) not realized in the ordinary course of business (whether or not classified as "ordinary" by generally accepted accounting principles), or (y) the result of any sale of assets, or (z) resulting from minority investments plus (C) $15,078,000 for the non-recurring write-off that occurred in the second Fiscal Quarter of 1996 plus (D) $4,279,000 capital gain on the sale of the Peabody property located in Peabody, Massachusetts that occurred in second fiscal quarter of 1996.

         "CONSOLIDATED INTEREST EXPENSE" for any period shall mean the Consolidated interest expense (whether cash or non-cash interest expense or deferred or accrued interest expense and including, without limitation, capitalized interest expense and the interest portion of all Capitalized Lease Obligations during such period) determined in accordance with generally accepted accounting principles.

         "CONSOLIDATED NET EARNINGS" shall have the meaning specified in paragraph 6B.

         "CONSOLIDATED NET INCOME (LOSS)" shall mean, for any fiscal period of the Company, the Consolidated net income (or loss) of the Company and its Subsidiaries for such period (taken as a single accounting period) determined in conformity with generally accepted accounting principles, but excluding therefrom (to the extent otherwise included therein) (i) any gains or losses, together with any related provision for taxes, realized upon any sale of assets other than in the ordinary course of business, (ii) any income or loss of any Person accrued prior to the date such Person becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any Subsidiary or all or substantially all of such Person's assets are acquired by the Company or any Subsidiary, and (iii) the income of the Company or any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Company or such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation.

         "CONSOLIDATED TANGIBLE GROSS WORTH" shall mean Total Funded Debt plus Total Stockholders' Equity, minus Intangibles.

         "CONSOLIDATED TANGIBLE NET WORTH" shall mean Total Stockholders' Equity minus Intangibles.

         "CURRENT ASSETS" shall mean the Consolidated current assets after eliminating all inter-company items, in accordance with generally accepted accounting principles.

         "CURRENT DEBT" shall mean any obligation for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) payable on demand or within a period of one year from the date of the creation thereof; provided that any obligation, other than the Bank Facility, shall be treated as Funded Debt regardless of its term, if such obligation is renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such obligation or of any such agreement. Any obligation secured by a Lien on, or payable out of the proceeds of production from, property of the Company or any Subsidiary shall be deemed to be Funded or Current Debt, as the case may be, of the Company or such Subsidiary even though such obligation shall not be assumed by the Company or such Subsidiary.

         "CURRENT LIABILITIES" shall mean the Consolidated total liabilities (after eliminating all inter-company items) which may be properly classified as current liabilities, in accordance with generally accepted accounting principles.

         "DATE OF CLOSING" shall have the meaning set forth in paragraph 2 hereof.

         "DEBT" shall mean Funded Debt and/or Current Debt, as the case may be.

         "ENVIRONMENTAL AUTHORITY" shall mean any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

         "ENVIRONMENTAL JUDGMENTS AND ORDERS" shall mean all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent, or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, degree or order.

         "ENVIRONMENTAL LIABILITIES" shall mean any liabilities, whether accrued or contingent, arising from or relating in any way to any Environmental Requirements.

         "ENVIRONMENTAL NOTICES" shall mean any written communication from any Environmental Authority stating possible or alleged noncompliance with or possible or alleged liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority for correction of any purported violation of any Environmental Requirements or any investigation concerning any purported violation of any Environmental Requirements. Environmental Notices also shall mean (i) any written communication from any private Person threatening litigation or administrative proceedings against or involving any of the Company or a Subsidiary relating to alleged violation of any Environmental Requirements and (ii) any complaint, petition or similar documents filed by any private Person commencing litigation or administrative proceedings against or involving the Company or a Subsidiary relating to alleged violation of any Environmental Requirements.

         "ENVIRONMENTAL PROCEEDINGS" shall mean any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

         "ENVIRONMENTAL RELEASES" shall mean releases (as defined in CERCLA or under any applicable state or local environmental law or regulation) by the Company or any of its Subsidiaries of Hazardous Materials. Environmental Releases does not include releases for which no remediation or reporting is required by applicable Environmental Requirements and which do not present a danger to health, safety or the environment.

         "ENVIRONMENTAL REQUIREMENTS" shall mean any applicable local, state or federal law, rule, regulation, permit, order, decision, determination or requirement relating in any way to Hazardous Materials or to health, safety or the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "FISCAL QUARTER" shall mean the approximately 13-week period ending on a Saturday near the close of each calendar quarter of each year as established on an annual basis by the Company.

         "FUNDED DEBT" shall mean, on any date of determination, any obligation payable more than one year from the date of the creation thereof, which under generally accepted accounting principles is shown on the balance sheet as a liability (excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation); plus the highest amount of the aggregate principal amount of Current Debt outstanding during a period selected by the Company of 45 consecutive days, within the 12-month period immediately preceding such date.

         "HANCOCK" shall mean John Hancock Mutual Life Insurance Company and its successors and assigns.

         "HAZARDOUS MATERIALS" shall mean (a) hazardous waste as defined in the Resource Conservation and Recovery Act of 1976, or in any applicable federal, state or local law or regulation, (b) hazardous substances, as defined in CERCLA, or in any applicable federal, state or local law or regulation, (c) gasoline, or any other petroleum product or by-product or constituent, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable federal, state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable federal, state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

         "INSTITUTIONAL HOLDER" shall mean (i) any original holder of the Notes under this Agreement so long as such purchaser shall hold any Notes, (ii) any other holder of Notes which is an insurance company, pension fund, investment company, bank, or investment banking firm or any affiliate of a Person described in clause (i) or (ii).

         "INTANGIBLES" shall mean goodwill, patents, trademarks, trade names, organization expense and other like intangibles, determined in accordance with generally accepted accounting principles.

         "INTERCREDITOR AGREEMENT" shall mean that certain Amended and Restated Intercreditor Agreement dated as of February 23, 1995 among the Collateral Agent, The Prudential Insurance Company of America, each bank a party to the Bank Facility and each Purchaser, substantially in the form of Exhibit F, as it may be further amended, modified or supplemented from time to time in accordance with its terms.

         "INTEREST COVERAGE RATIO" shall mean, for any period, the ratio of (x) the sum of Consolidated EBITDA for such period to (y) the sum of Consolidated Interest Expense for such period.

         "LIEN" shall mean any mortgage, pledge, priority, security interest, encumbrance, deposit arrangement, lien (statutory or otherwise), any common law right of setoff or banker's lien (whether by law, contract or otherwise) in connection with ordinary course of business deposit arrangements or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

         "MATERIAL AGREEMENTS" shall have the meaning specified in paragraph 8G.

         "MOOG INVESTMENT" shall have the meaning specified in paragraph 6C(3).

         "1995 NOTE AGREEMENT" shall mean that certain Note Agreement dated February 23, 1995, as amended, among the Company, Hancock and The Prudential Insurance Company of America.

         "NOTE" or "NOTES" shall have the meaning specified in paragraph 1.

         "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by a Principal Officer.

         "PERMITTED ACQUISITION" means an Acquisition that:

                  (i) the Person to be acquired has formally approved, or its governing body has recommended, such Acquisition; and

                  (ii) the fixed assets to be acquired do not exceed an aggregate fair market value of $10,000,000; and

                  (iii) the total  consideration  (including  without limitation any Debt assumed in connection with such Acquisition) paid by the Company for all Permitted Acquisitions, including the proposed Acquisition, during any calendar year shall not exceed $25,000,000.

         "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof. For purposes of paragraph 5B, "PERSON" shall not include any employee or representative of any government or any agency or department thereof.

         "PILLSBURY" shall mean The Pillsbury Company, a Delaware corporation.

         "PILLSBURY ACKNOWLEDGMENT" shall mean that certain Acknowledgment and Agreement dated as of the date hereof executed by Pillsbury and the Senior Entity, substantially in the form of Exhibit C hereto.

         "PILLSBURY AGREEMENTS" shall mean each of the following, as any may be amended, modified or supplemented from time to time in accordance with its terms and the terms hereof:

                  (i)      Asset Purchase Agreement; and

                  (ii)     Alliance Agreement;

                  (iii)    each of the Pillsbury Security Documents; and

                  (iv)     Pillsbury Acknowledgment.

         "PILLSBURY  CONSENT"  shall mean that  certain  written  consent to the
Pledge  Agreement   executed  by  each  of  Pillsbury  and  the  Senior  Entity, substantially in the form of Exhibit A to the Pledge Agreement.

         "PILLSBURY SS. 1111(B) ELECTION" shall mean that certain Agreement dated February 23, 1995 relating to 11 U.S.C. ss. 1111(b) executed by Pillsbury, as it may have been or may be amended, modified or supplemented from time to time in accordance with its terms.

         "PILLSBURY SECURITY DOCUMENTS" shall mean each of the following, as any may be amended, modified or supplemented from time to time in accordance with its terms and the terms hereof:

                  (i)      the Pillsbury Subordinated Note;

                  (ii) Security Agreement dated as of February 10, 1995 between the Company and Pillsbury;

                  (iii) Mortgage, Security Agreement and Fixture Financing Statement dated as of February 10, 1995 executed by the Company in favor of Pillsbury; and

                  (iv)     the Subordination Letter.

         "PILLSBURY SUBORDINATED NOTE" shall mean that certain 8% Secured Nonrecourse Subordinated Promissory Note dated February 1, 1995 issued by the Company in favor of Pillsbury and any other nonrecourse subordinated note issued by the Company in favor of Pillsbury, as contemplated by Section 2.02(a) of the Asset Purchase Agreement, as any may be amended, modified or supplemented from time to time in accordance with its terms and the terms hereof.

         "PLAN" shall mean any "EMPLOYEE PENSION BENEFIT PLAN" (as such term is defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or by any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in section 414(b) or (c) of the Code.

         "PLEDGE AGREEMENT" shall mean that certain Pledge, Security and Assignment Agreement dated February 23, 1995 by the Company in favor of the Collateral Agent, as it has been amended by Amendment No. 1 to Pledge, Security and Assignment Agreement dated March 31, 1997 and by Amendment No. 2 to Pledge, Security and Assignment Agreement dated as of the date hereof and as it may be further amended, modified or supplemented from time to time in accordance with its terms.

         "PRINCIPAL OFFICER" shall mean the chairman, chief executive officer, chief financial officer, treasurer or chief accounting officer of the Company.

         "PRIORITY DEBT" shall mean all unsecured Funded Debt of any Subsidiary and all Secured Debt of the Company and its Subsidiaries other than (A) Debt secured by Liens permitted under clauses (i) through (iii) of paragraph 6C(1),
(B) Debt listed on Schedule 8D under the heading "PRIORITY DEBT" without giving effect to any amendment, modification, supplement, increase, extension, renewal or refunding after the Date of Closing except for any extension of the expiration date of a letter of credit issued in connection with any of the industrial revenue bonds identified as Priority Debt so long as any such extension is not beyond the stated maturity date of such bonds and except for any substitution of such letter of credit, (C) Debt described on Schedule 6C(6),
(D) Debt secured solely by bankers' lien and subject to the Intercreditor Agreement or a Sharing Letter and (E) any Debt secured by a Lien granted to a bank or financial institution as permitted by paragraph 6C(1)(viii)(F).

         "PROPERTIES" shall mean all real property owned, leased or otherwise used or occupied by the Company or any Subsidiary, wherever located.

         "PURCHASERS" shall mean, collectively, each of the Persons specified in the Purchaser Schedules hereto.

         "RELATED DOCUMENTS" shall mean each of this Agreement, each Note, the Pledge Agreement, the Pillsbury Consent, the Pillsbury ss. 1111(b) Election, any

Pillsbury Subordinated Note, any Sharing Letter, the Intercreditor Agreement and the Subordination Letter and any other certificate, instrument or other document delivered in connection with any of the foregoing.

         "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 66-2/3% of the aggregate principal amount of the Notes from time to time outstanding.

         "RESTRICTED INVESTMENTS" shall have the meaning specified in clause (x) of paragraph 6C(3).

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SECURED DEBT" shall mean any Debt or obligation of any Person which is secured by, or otherwise benefiting from, a Lien on any property, tangible or intangible, of the Company or any Subsidiary, whether or not the Company or such Subsidiary has assumed or become liable for the payment of such Debt. Secured Debt shall not include the Bank Facility or this Agreement to the extent secured by the Pledge Agreement.

         "SENIOR ENTITY" shall mean Grand Metropolitan Public Limited Company, a United Kingdom corporation and parent of its indirect wholly-owned subsidiary, Pillsbury.

         "SENIOR FUNDED DEBT" shall mean all Funded Debt of the Company or its Subsidiaries other than Subordinated Debt.

         "SHARING LETTER" shall mean that certain Letter Agreement, if any, entered into from time to time by and among each holder of a Note and a bank as contemplated by paragraph 6C(1)(viii), substantially in the form of Exhibit D hereto, as any may be amended, modified and supplemented from time to time in accordance with its terms.

         "SIGNIFICANT HOLDER" shall mean (i) each Purchaser, so long as such Purchaser shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 10% of the aggregate principal amount of the Notes from time to time outstanding.

         "SOLD PLANTS" shall have the meaning set forth in the Alliance
Agreement.

         "SUBORDINATED DEBT" shall mean the Pillsbury Subordinated Note and any other Funded Debt of the Company or its Subsidiaries which (i) is validly and expressly subordinated in right of payment and in liquidation to the obligations in respect of the Notes, in form and substance satisfactory to each Significant Holder;

and (ii) has, when issued, a weighted average life to maturity greater than the remaining weighted average life to maturity of the Notes.

         "SUBORDINATION LETTER" shall mean that certain Agreement Regarding Subordination dated September 26, 1997 among Pillsbury and the Purchasers, in the form of a letter from Pillsbury.

         "SUBSIDIARY" shall mean (i) any corporation organized under the laws of any state of the United States of America, Canada, or any province of Canada, which conducts the major portion of its business in and makes the major portion of its sales to Persons located in the United States of America and Canada, and all of the stock of every class of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries and (ii) Seneca Foods International Ltd.

         "THIRD PARTY" shall mean all lessees, sublessees, licensees and other users of the Properties.

         "TOTAL FUNDED DEBT" shall mean, as of any date of determination, the sum of (i) the aggregate outstanding principal amount of Senior Funded Debt of the Company or its Subsidiaries plus (ii) the aggregate outstanding principal amount of Subordinated Debt of the Company or its Subsidiaries.

         "TOTAL STOCKHOLDERS' EQUITY" shall mean, as of any date of determination, stockholders' equity as it would appear on the audited consolidated balance sheet of the Company and its Subsidiaries as of such date prepared in accordance with generally accepted accounting principles minus an amount, in no event less than zero, equal to the product of (i) the sum of (A) the net book value of the Sold Plants minus (B) the undepreciated value of any capital improvements to the Sold Plants by the Company, as calculated in accordance with generally accepted accounting principles, minus (C) the aggregate principal amount of the Pillsbury Subordinated Note then outstanding times (ii) the difference of 1 minus the marginal tax rate then applicable to the Company.

         "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by a Purchaser under this Agreement.

         "UNSECURED" with respect to Debt means that such Debt is not Secured Debt.

         10C.     ACCOUNTING TERMS AND DETERMINATION.  All references in this
Agreement to "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof, subject to the next sentence. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A(1).

         11.      MISCELLANEOUS.

         11A. NOTE PAYMENTS. The Company agrees that, so long as a Purchaser shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit on the date due to such Purchaser's account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

         11B. EXPENSES. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including, without limitation:

                  (i) all taxes (together in each case with interest and penalties, if any), other than local, state or federal income taxes or franchise taxes of a holder of a Note, including without limitation, all stamp, intangibles, recording and other taxes, which may be payable with respect to the execution and delivery of this Agreement or any Related Document or the execution, delivery or acquisition of any Note;

                  (ii) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement or any Related Document, whether or not such proposed modification shall be effected or proposed consent granted, and

                  (iii) the  costs  and  expenses,  including  attorneys'  fees, incurred by a Purchaser or any Transferee in connection with the restructuring, refinancing or "WORKOUT" of this Agreement, any Note or any other Related Document or the transactions contemplated hereby or thereby in enforcing (or determining whether or how to enforce) any rights under this Agreement, any Note or any other Related Document or in responding to any subpoena or other legal process issued in connection with this Agreement or any other Related Document or the transactions contemplated hereby or thereby or by reason of a Purchaser or any Transferees having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case in which the Company or any of its Subsidiaries is the debtor or the bankrupt;

provided, however that in connection with enforcement of any provision hereof and in connection with any amendment, waiver or consent hereto, the Company shall not be obligated pursuant to this paragraph 11B to pay the fees and expenses of more than one counsel (which may include, without limitation, any disbursements of such counsel to pay the fees and expenses of one local counsel in each relevant jurisdiction where necessary or advisable in connection with any modification (whether or not consummated) which contemplates the taking by the holders of the Notes of a security interest in any assets of the Company or any of its Subsidiaries or in connection with the enforcement of any rights under this Agreement or the Notes) for the holder of the Notes taken as a group; and provided, further, that the Company shall not be obligated pursuant to this paragraph 11B to pay any expenses incurred in connection with the transfer of any Note. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by a Purchaser or any Transferee and the payment of any Note.

         11C.     AMENDMENTS AND WAIVERS.

         11C(1) REQUIREMENTS. This Agreement or any other Related Document may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except to the extent otherwise specified in any Related Document and that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change:

                  (i)      the maturity of any Note,

                  (ii) the principal of, or the rate or time of payment of interest on, or any Yield-Maintenance Amount payable with respect to any Note,

                  (iii)    the time, amount or allocation of any prepayments, or

                  (iv) the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. As used herein and in the Notes, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         11C(2) CONSENT IN CONTEMPLATION OF TRANSFER. Any consent made pursuant to this paragraph 11C by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

         11C(3) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

         11C(4) COURSE OF DEALING. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

         11D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Note are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement (or, if such holder is not an Institutional Holder having capital and surplus in excess of $50,000,000, a surety bond) in form and substance reasonably satisfactory to the Company and its counsel or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

         11E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount, if any, and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

         11F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by a Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of a Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

         11G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

         11H. DISCLOSURE TO OTHER PERSONS. The Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to:

                  (i) such holder's directors, officers, employees, agents, Affiliates and professional consultants,

                  (ii)     any other holder of any Note,

                  (iii) any Person to which such holder offers to sell such Note or any part thereof,

                  (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note,

                  (v)  any  federal  or  state   regulatory   authority   having
         jurisdiction over such holder,

                  (vi) the National Association of Insurance Commissioners or any similar organization or

                  (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or informal investigative demand, (c) in connection with any litigation to which such holder is a party or
         (d) in order to protect such holder's investment in such Note.

         11I. NOTICES. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and:

                  (i) if to a Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as such Purchaser shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and

                  (iii) if to the Company, addressed to it at 1162 Pittsford-Victor Road, Pittsford, New York 14534, Attention: Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by facsimile transmission addressed to the Company, Attention: Treasurer, at (716) 385-4249.

         11J. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to each Purchaser or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

         11K.     GOVERNING LAW.  THIS AGREEMENT SHALL BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE
RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF
THE STATE OF NEW YORK.  THE COMPANY HEREBY SUBMITS TO
THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF

NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO THE SOLE AND ABSOLUTE ELECTION OF THE REQUIRED HOLDERS AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER RELATED DOCUMENT SHALL BE LITIGATED IN SUCH COURTS, AND THE COMPANY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURTS.

         11L. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11M.     DESCRIPTIVE HEADINGS.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         11N. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Yield-Maintenance Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         11O.     COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall be an original,but all of which together shall constitute one instrument.


                    [Signature pages commence on next page.]

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between each of the Purchasers and the Company.
                                           Very truly yours,

                                            SENECA FOODS CORPORATION



                                            By /s/Philip G. Paras
                                                Title: Vice President, Finance



                               [Signatures continued on next page.]

The foregoing Agreement is
hereby accepted as of the date
first above written.

SIGNATURE 1A (CAYMAN), LTD.
BY:      JOHN HANCOCK MUTUAL LIFE INSURANCE
            COMPANY, PORTFOLIO ADVISOR


By /s/Scott A. McFetridge
   Title: Investment Officer


MELLON BANK, N.A., AS
TRUSTEE FOR THE LONG-TERM INVESTMENT
     TRUST


By /s/Carole Bruno
   Title: Authorized Signatory


MELLON BANK, N.A., AS
TRUSTEE FOR NYNEX MASTER PENSION TRUST


By /s/ Carole Bruno
   Title: Authorized Signatory


COBANK, ACB


By /s/Ralph T. Lawrence
   Title: Vice President


                                    EXHIBIT A

                                 [FORM OF NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD IN VIOLATION
OF SUCH ACT.

                            SENECA FOODS CORPORATION

                     _____% SENIOR NOTE DUE __________, 200_


No. R-1                                                        __________, 19__
$----------


         FOR VALUE RECEIVED, the undersigned, SENECA FOODS CORPORATION (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of New York, hereby promises to pay to ___________________________________, or registered assigns, the principal sum of
____________________________  on ___________,  2004, with interest  (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of ____% per annum from the date hereof, payable quarterly on the ____ day of _______, ________, ________ and _______ in each year, commencing with the _______ next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Note Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) _____% or (ii) 2.0% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

         Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a series of Senior Notes (herein called the "NOTES") issued pursuant to a Note Agreement, dated as of ______________, 1997 (herein called the "AGREEMENT"), among the Company and the Purchasers a party thereto and is entitled to the benefits thereof.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

         In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE. AS PROVIDED IN PARAGRAPH 11K OF THE AGREEMENT, THE COMPANY SUBMITS TO THE
JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE.

                                            SENECA FOODS CORPORATION



                                            By________________________________
                                               Title:

                                TABLE OF CONTENTS

SECTION                                                                    PAGE

1.       The Notes...........................................................1
         A.       Authorization of Issue of Notes............................1
         B.       Security for the Notes.....................................1

2.       Purchase and Sale of Notes..........................................1

3.       Conditions Precedent................................................2
         A.       Related Documents..........................................2
         B.       Opinion of Purchaser's Special Counsel.....................2
         C.       Opinions of Counsel........................................2
         D.       Representations and Warranties; No Default.................3
         E.       Purchase Permitted By Applicable Laws......................3
         F.       Proceedings................................................3
         G.       Certificates of Good Standing/Qualification to Do Business.3
         H.       No Material Adverse Change.................................4
         I.       Private Placement Numbers..................................4
         J.       Perfection of Liens........................................4
         K.       Pillsbury Agreements.......................................4
         L.       Material Agreements........................................4
         M.       Expenses...................................................5
         N.       Other Documents............................................5

4.       Prepayments.........................................................5
         A.       Required Prepayments.......................................5
         B.       Optional Prepayment With Yield-Maintenance Amount..........5
         C.       Notice of Optional Prepayment..............................5
         D.       Partial Payments Pro Rata..................................6
         E.       Retirement of Notes........................................6
         F.       Change in Control..........................................6
         G.       Pillsbury Payments.........................................7

5.       Affirmative Covenants...............................................7
         A.       Reporting Requirements.....................................7
         B.       Information Required by Rule 144A.........................11
         C.       Inspection of Property....................................11
         D.       Covenant to Secure Notes Equally..........................11
         E.       Guaranteed Obligations....................................12
         F.       Corporate Existence, Etc..................................12

         G.       Payment of Taxes and Claims...............................12
         H.       Compliance With Laws, Etc.................................13
         I.       No Integration............................................13
         J.       Maintenance of Insurance..................................13
         L.       Other Covenants...........................................14

6.       Negative Covenants.................................................14
         A.       Current Ratio and Interest Coverage.......................14
         B.       Dividend Limitation.......................................15
         C.       Lien, Debt and Other Restrictions.........................16
         D.       Issuance of Stock by Subsidiaries.........................23
         E.       No Prepayment, Modification or Consent....................23
         F.       Permitted Acquisitions....................................23

7.       Events of Default..................................................23
         A.       Acceleration..............................................23
         B.       Rescission of Acceleration................................28
         C.       Notice of Acceleration or Rescission......................28
         D.       Other Remedies............................................28

8.       Representations, Covenants and Warranties..........................29
         A.       Organization; Authority; Enforceability...................29
         B.       Financial Statements......................................29
         C.       Actions Pending...........................................30
         D.       Outstanding Debt..........................................30
         E.       Pollution and Other Regulations...........................30
         F.       Taxes.....................................................31
         G.       Conflicting Agreements and Other Matters..................31
         H.       Offering of Note..........................................32
         I.       Use of Proceeds...........................................32
         J.       ERISA.....................................................32
         K.       Governmental Consent......................................33
         L.       Disclosure................................................33
         M.       Title to Properties.......................................34
         N.       Patents, Licenses, Franchise, Etc.........................34
         O.       Investment Company Act....................................34
         P.       Public Utility Holding Company Act........................34
         Q.       Solvency..................................................35
         R.       Absence of Foreign or Enemy Status........................35
         S.       Pillsbury Agreements......................................35
         T.       Bank Facility.............................................36

9.       Representations of the Purchaser...................................36

10.      Definitions........................................................37
         A.       Yield-Maintenance Terms...................................37
         B.       Other Terms...............................................38
         C.       Accounting Terms and Determination........................49

11.      Miscellaneous......................................................50
         A.       Note Payments.............................................50
         B.       Expenses..................................................50
         C.       Amendments and Waivers....................................51
         D.       Form, Registration, Transfer and Exchange of Notes; Lost
                  Notes.....................................................53
         E.       Persons Deemed Owners; Participations.....................53
         F.       Survival of Representations and Warranties; Entire
                  Agreement.................................................54
         G.       Successors and Assigns....................................54
         H.       Disclosure to Other Persons...............................54
         I.       Notices...................................................55
         J.       Satisfaction Requirement..................................55
         K.       GOVERNING LAW.............................................55
         L.       Severability..............................................56
         M.       Descriptive Headings......................................56
         N.       Payments Due on Non-Business Days.........................56
         O.       Counterparts..............................................56

PURCHASER SCHEDULES

Exhibit A               -    Form of Note
Exhibit B               -    Form of Opinion of Company's Counsel
Exhibit C               -    Form of Acknowledgment and Agreement
                               of Pillsbury and Grand Met
Exhibit D               -    Form of Sharing Letter
Exhibit E               -    Form of Letter Agreement
Exhibit F               -    Form of Amended and Restated Intercreditor
                               Agreement

Schedule 3G             -    Good Standing Certificates
Schedule 3L             -    Specified Material Agreements
Schedule 6C(3)          -    Outstanding Guarantees
Schedule 6C(5)          -    Excluded Assets
Schedule 6C(6)          -    Sale/Lease-Back
Schedule 8A             -    Corporate Organization

Schedule 8D             -    Outstanding Funded Debt
Schedule 8E             -    Environmental Disclosure
Schedule 8G-1           -    Material Agreements
Schedule 8G-2           -    Agreements Restricting Debt
Schedule 8I             -    Use of Proceeds

                              EXECUTION COUNTERPART










                            SENECA FOODS CORPORATION



                     $15,000,000 9.17% SENIOR NOTES DUE 2004



                           ---------------------------

                                 NOTE AGREEMENT
                           ---------------------------


                         DATED AS OF SEPTEMBER 26, 1997